Exhibit 16(iii) under Form N-1A
                                      Exhibit 99 Under Item 601/Reg. S-K


FUND NAME:  TOWER LOUISIANA MUNICIPAL INCOME FUND
COMPUTATION OF YIELD
AS OF:  FEBRUARY 28, 1989


DIVIDEND AND/OR INTEREST INCOME
FOR THE 30 DAYS ENDED FEBRUARY 28, 1989           $22,405.00

NET EXPENSES FOR THE PERIOD                  $2,528.00

AVG DAILY SHARES OUTSTANDING AND
ENTITLED TO RECEIVE DIVIDENDS                345,269.000

MAXIMUM OFFERING PRICE PER SHARE AS OF       $10.45
FEBRUARY 28, 1989

UNDISTRIBUTED NET INCOME                $0.0000


YIELD =2[($22,405.00 - $2,528.00)+1)^6-1]=
      345,269.000*(10.45-0.00                6.70%

TAX-EQUIVALENT YIELD =         6.70
                    1.00-.34       =    10.15%



DECLARED: MONTHLY        Schedule for Computation      FUND:TOWER LOUISIANA
                                                           MUNICIPAL INCOME FUND
PAID:          MONTHLY        of Fund Performance Data
                                    Performance SINCE INCEPTION ending 2-28-89
                                                  FYE: FEBRUARY 28
                    -------------------------

                      Average Total Return
SINCE INCEPTION Ending 2-28-89
Initial Investment of:             $1,000.00 on   10-14-88
Offering Price/Share =           $10.47
NAV =                            $10.00


          BEGINNING                      REINVESTMENT  ENDING                TOTAL
REINVESTMENT          PERIOD   DIVIDEND CAPITAL GAIN   PRICE     PERIOD    PERIOD END     INVESTMENT
    DATES                SHARE BASE   PER SHARE PER SHARE   PER SHARE SHARE BASE     PRICE     VALUE
-------------  -----------  -----------  ----------------  ------------  ----------  -----------  ----------
14-Oct-88           95.511    0.000000000      0.00000  $10.00   95.511    $10.00    $955.11
27-Dec-88           95.511    0.014800000      0.00000   $9.98   95.653     $9.98    $954.61
24-Jan-89           95.653    0.036000000      0.00000  $10.05   95.995    $10.05    $964.75
24-Feb-89           95.995    0.042000000      0.00000   $9.94   96.401     $9.94    $958.22
28-Feb-89           96.401    0.000000000      0.00000   $9.98   96.401     $9-98    $962.08

$1,000 (1+T) = Ending Redeemable Value
          T  =                -3.79%

[(1+T)1/5.81] 12 = Average Annual Total Return (A)
      A =           -9.63%
